EXHIBIT 4.2

             CERTIFICATE OF DESIGNATION FOR SERIES B PREFERRED STOCK
                          OF ONLINE ENTERTAINMENT, INC.


         Pursuant to the provisions of Section 79.1955 of the Nevada Revised Statutes, OnLine Entertainment, Inc. files with the Nevada Secretary of State the following Certificate of Designation:

         FIRST:   The name of the corporation is OnLine Entertainment, Inc.

         SECOND: The following Certificate of Designation was duly adopted by resolution of the Board of Directors on October 12, 1998, as authorized in the Articles of Incorporation and as prescribed by Section 78.1955 of the Nevada Revised Statutes.

         A.       Series B 6% Convertible preferred Stock $.0001 par value.

         The Corporation shall have 200,000 shares designated as Series B 6% Convertible Preferred Stock $.0001 par value, as part of the authorized class of preferred shares. Set forth hereinafter is a statement of the voting powers, preferences, limitations, restrictions, and relative rights of shares of Series B 6% Convertible Preferred Stock $.0001 par value:

         1. Designation: Number of Shares. The designation of said series of Preferred Stock shall be Series B 6% Convertible Preferred Stock (the "Series B Preferred Stock"). The number of shares of Series B Preferred Stock shall be 200,000. Each share of Series B Preferred Stock shall have a stated value equal to $2.00 (the "Stated Value").

         2.       Dividends.

         (a) The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive preferential dividends in cash out of any funds of the Corporation legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock or other class of stock junior to the Series B Preferred stock (the Common Stock and such junior stock being hereinafter collectively the "Junior Stock") at the rate of 6% simple interest per annum on the Stated Value per share payable quarterly when as and if declared; provided however that dividend payments may be made in the sole discretion of the Board of Directors of the corporation in additional fully paid and non assessable shares of Series B Preferred Stock at a rate of one share of Series B Preferred Stock for each $2.00 of such dividend not paid in cash, and the issuance of such additional shares shall constitute full payment of such dividend.

         (b) The dividends on the Series B Preferred Stock at the rates provided above shall be cumulative whether or not earned so that if at any time full cumulative dividends at the rate aforesaid on all shares of the Series B Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the quarterly dividend period next preceding such time shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase redemption or other acquisition of the Series B Preferred Stock or any shares of any other class of stock ranking on a parity with the Series B Preferred Stock ("Parity Stock") and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

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         (c) Dividends on all shares of the Series B Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof.

         3.       Liquidation Rights.

         (a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series B Preferred Stock an all accrued and unpaid dividends to and including the date of payment thereof.

         (b) Neither the purchase nor the redemption by the Corporation of shares of any class of stock, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph . Holders of the Series B Preferred Stock shall not be entitled upon the liquidation, dissolution or winding-up of the Corporation to receive any amounts with respect to such stock other than the amounts referred to in this paragraph 3.

         4. Conversion into Common Stock. Shares of Series B Preferred Stock shall have the following conversion rights and obligations:

         (a) Subject to the further provisions of this paragraph 4 each holder of shares of Series B Preferred Stock shall have the right at any time and from time to time after sixty (60) days from the date on which a share of Series B Preferred Stock was issued, to convert some or all such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in paragraph 4(i) below) determined in accordance with the Conversion Rate provided in paragraph 4(b) below (the "Conversion Rate"); provided, that the aggregate Stated Value to be converted shall be at least $100,000 (unless if at the time of such conversion the aggregate Stated Value of all shares of Series B Preferred Stock registered to the Holder is less than $100,000, then the whole amount may be converted).

         (b) The number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock shall equal two shares of $.001 par value common stock for each share of Series B Preferred.

         (c) The holder of any certificate for shares of Series B Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into common stock by delivering an executed and completed notice of conversion to the Corporation together with the certificate for the Preferred Stock properly endorsed for or accompanied by duly executed instruments of transfer (and such other transfer papers as the Transfer Agent for the Preferred Stock may reasonably require). Each date on which a notice of conversion is received by the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Corporation will transmit the certificates representing the shares of common stock issuable upon conversion of any Preferred Stock (together with the Preferred Stock representing the shares not converted) to the Holder promptly after receipt by the corporation of the original notice of conversion and the Preferred Stock representing the shares to be converted. The holder of the shares so surrendered for conversion shall be entitled to receive (except as otherwise provided herein) a certificate or certificates which shall be expressed to be fully paid and non-assessable for the number of shares of common Stock to which such stockholder shall be entitled upon such conversion registered in the name of such holder or in such other names or names as such stockholder in writing may specify. In the case of any Series B Preferred Stock which is converted in part only the holder of shares of Series B Preferred Stock shall upon delivery of the certificate or certificates representing Common Stock also receive a new share certificate representing the unconverted portion of the shares of Series B Preferred Stock. Nothing herein shall be construed to give any holder of the

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shares of Series B Preferred  Stock  surrendering  the same for  conversion  the right to receive any additional shares of common Stock or other property which results from an adjustment in conversion rights under the provision of paragraph
(d) or (e) of this paragraph 4 until holders of Common Stock are entitled to receive the shares or other property giving rise to the adjustment.

         In the case of the exercise of the conversion rights set forth in paragraph 4(a) the conversion privilege shall be deemed to have been exercised and the shares of common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by such Transfer Agent for conversion of the certificate for such shares of Series B Preferred Stock. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record holder of such shares of Series B Preferred Stock so converted.

         Notwithstanding the foregoing, if the stock transfer books are closed on the date such shares are received by the Transfer Agent, the conversion privilege shall be deemed to have been exercised and the person or entity shall be treated as a record holder of shares of common Stock on the next succeeding date on which the transfer books are open.

         Upon the conversion of any shares of Series B Preferred Stock no adjustment or payment shall be made with respect to such converted shares on account of any dividend on shares of such stock or on account of any dividend on the Common Stock, except that the holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

         The conversion privilege shall also be subject to the following terms and conditions:

         (i) If any shares of Series B Preferred Stock shall be called for redemption, the conversion privilege in respect of such shares shall terminate at the close of business on the last business day next preceding the applicable Conversion Date; and

         (ii) If the Corporation shall at any time be liquidated, dissolved or wound-up the conversion privilege shall terminate at the close of business on the last business day next preceding the effective date of such liquidation, dissolution or winding-up.

         The Corporation shall not be required in connection with any conversion of Series B Preferred Stock to issue a fraction of a share of its Common Stock nor to delivery any stock certificate representing a faction thereof. For administrative efficiency and simplicity, in the event the number of shares issuable to a shareholder results in a fractional share, said number shall be rounded up to the next higher whole number of shares. No cash shall be paid for any fractional share.

         (d) The Conversion Rate shall be subject to adjustment from time to time as follows:

                  (i) In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the corporation, then in each such event the Conversion Rate shall be adjusted proportionately so that the holders of Series B Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the corporation which such holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series B Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made

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         whenever any of the events listed above shall occur. An adjustment made to the conversion pursuant to this paragraph 4(d)(i) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

                  (e) (i) In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then unless the right to convert shares of Series B Preferred Stock shall have terminated, as part of such merger lawful provision shall be made so that holders of Series B Preferred Stock shall thereafter have the right to convert each share of Series B Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph (d) of this paragraph 4. The foregoing provisions of this paragraph 4(e) shall similarly apply to successive mergers.

                  (ii) In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the holders of the Series B Preferred Stock shall thereafter have the right to convert each share of the Series B Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

         5.       Mandatory Conversion.

         (a) The shares of Series B Preferred Stock not previously converted into shares of Common Stock shall be converted into shares of Common Stock without further action of the Holder on the date that is one year from the date of issuance thereof, at the Conversion Price and on the conversion terms specified in paragraph 4(b).

         (b) Notice of conversion of Series B Preferred Stock by the Corporation pursuant to this paragraph 5 shall be given by mail or in such other manner as may be prescribed by resolution of the board not less than ten (10) days prior to the applicable date of mandatory conversion (the "Conversion Date").

         (c) The holder of any certificate for shares of Series B Preferred Stock that is converted pursuant to this Section 5 shall surrender such certificate at the principal office of any transfer agent for said stock (the "Transfer Agent") properly endorsed for or accompanied by duly executed instruments of transfer (and such other transfer papers as said Transfer Agent may reasonably require). The holder of the shares so surrendered for conversion shall be entitled to receive (except as otherwise provided herein) a certificate or certificates which shall be expressed to be fully paid and non-assessable for the number of shares of common stock to which such stockholder shall be entitled upon such conversion registered in the name of such holder or in such other name or names as such stockholder in writing may specify.

         (d) On and after the applicable Conversion Date and notwithstanding that any certificate for shares of Series B Preferred Stock so called for conversion shall not have ben surrendered for cancellation, all dividends on the Series B Preferred Stock called for conversion shall cease to accrue and the shares

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represented  thereby shall no longer be deemed outstanding and all rights of the holders thereof as stockholders of the Corporation shall cease and terminate, except the right to receive the shares of Common Stock upon conversion as provided herein.

         6. Voting Rights. The shares of Series B Preferred Stock shall not have voting rights.

         7. Status of Converted or Redeemed Stock. In case of any shares of Series B Preferred Stock shall be converted pursuant to paragraphs 4 or 5 hereof or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series B Preferred Stock.

         OnLine Entertainment, Inc.              Dated October 20, 1998


         By:      /s/    Kris M. Budinger
             -------------------------------
         Kris M. Budinger, President


         By:      /s/   Kris M. Budinger
             -------------------------------
         Kris M. Budinger, Secretary


THE STATE OF COLORADO                       )
                                            )ss.
COUNTY OF ARAPAHOE                          )

Before the  undersigned  notary public on this day  personally  appeared Kris M.
Budinger, President and Secretary of OnLine Entertainment, Inc., who acknowledged to me that he executed the same for the purposes therein expressed, in the capacity therein stated, and as the act and deed of said corporation, and who also upon oath swore or affirmed that the statements contained therein are true and correct.

GIVEN UNDER MY HAND AND SEAL, this 20th day of October, 1998.

 /s/                              My Commission Expires:       5/9/2000



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